BUSINESS AGREEMENT

This Agreement is entered into as of the 1st day of May, 2025 (the “Effective Date”) by and among The Northwestern Mutual Life Insurance Company (“Insurance Company”), a life insurance company organized under the laws of the State of Wisconsin (on behalf of itself and certain of its separate accounts); Northwestern Mutual Investment Services, LLC (the “Distributor”), a corporation organized under the laws of the State of Wisconsin; Capital Client Group, Inc. (“CCG”), a corporation organized under the laws of the State of California; and Capital Research and Management Company (“CRMC”), a corporation organized under the laws of the State of Delaware.

WITNESSETH:

WHEREAS, Insurance Company proposes to issue, now and in the future, certain variable annuity contracts and variable life insurance policies that provide certain funds (“Funds”) of the American Funds Insurance Series (the “Series”) as investment options (the “Contracts”);

WHEREAS, Insurance Company has established pursuant to the insurance law of the State of Wisconsin one or more separate accounts (each, an “Account”) with respect to the Contracts and has or will register each Account with the U. S. Securities and Exchange Commission (the “SEC”) as a unit investment trust under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”) (unless the Account is exempt from such registration);

WHEREAS, the Contracts, which are or will be registered (unless exempt from such registration) by Insurance Company with the SEC for offer and sale, will be in compliance with all applicable laws prior to being offered for sale;

WHEREAS, the Distributor, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and a member of the Financial Industry Regulatory Authority (“FINRA”), will serve as principal underwriter of the Contracts and will arrange for the distribution of the Contracts;

WHEREAS, CCG, a broker-dealer registered under the 1934 Act, a member of FINRA, and the principal underwriter of the shares of the Series, will provide certain marketing assistance in connection with the Contracts;

WHEREAS, the Series is divided into various Funds, each Fund being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Fund;

WHEREAS, the Series has received a “Mixed and Shared Funding Order” from the SEC granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and variable life insurance separate accounts of unaffiliated insurance companies;

WHEREAS, certain share classes of certain Funds in the Series will be available as an underlying investment to the Contracts pursuant to the terms of a Fund Participation and Service Agreement (the “Fund Participation Agreement”) among the Insurance Company, CCG, American Funds Service Company, CRMC and the Series; and

WHEREAS, CRMC, by virtue of an Investment Advisory and Service Agreement between CRMC and the Series, will serve as investment adviser to the Series, as the term “investment adviser” is defined in the 1940 Act.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, Insurance Company, (on behalf of itself and each Account), the Distributor, CCG and CRMC hereby agree as follows:

1. Duties of Insurance Company

a.  Insurance Company will administer the Contracts and the Accounts, including all Contract owner service and communication activities, such as: filing any reports or other filings required by any law or regulation; establishing each Account; creating the Contracts, confirmation and other administrative forms or documents; and obtaining all required regulatory approvals to permit the sale and maintenance of the Contracts.

b.  In marketing its Contracts, the Insurance Company will comply in all material respects with applicable state insurance and federal and state securities laws. The Insurance Company may market the Contracts it issues through insurance agencies or brokers including those which may be controlled by insurance companies.

c.  Insurance Company will not distribute any prospectus, sales literature, advertising material or any other printed matter or material relating to the Contracts, the Series or the Funds, if, to its knowledge, any of the foregoing contains any material misstatements or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

d.  Insurance Company will provide to CCG and/or CRMC, upon CCG’s and/or CRMC’s written request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions or requests for no-action letters, and all amendments to any of the above, that materially impacts the Series, any Fund or their relationship to the Contracts. Insurance Company will advise CCG and CRMC promptly of:

(i)	the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Contracts or the initiation of any proceedings for that purpose;

(ii)	the institution of any regulatory proceeding, investigation or hearing involving the offer or sale of the Contracts of which it becomes aware; or

(iii)

the occurrence of any material event that, if known, makes untrue any statement made in the registration statement of the Contracts or the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

e.  Insurance Company or its agents will receive and process applications and purchase payments in accordance with the terms of the Contracts and the current prospectus. All applications for Contracts are subject to acceptance or rejection by Insurance Company in its sole discretion.

f.  Insurance Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required by law, and, should it ever be required, under the state securities laws, in order to effect the continuous offering of its Contracts; and Insurance Company shall file for approval of the Contracts under state insurance laws, when necessary, and to maintain registration of the Accounts (unless the Accounts are exempt from such registration) under the 1940 Act.

g.  Insurance Company may invoke its then existing limits on transfers as stated in the Contracts or in a Contract’s prospectus. Insurance Company reserves the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract holders or an Account or Subaccount.

h.  Insurance Company agrees to provide information (in writing) to CCG and CRMC on a monthly basis, regarding the gross sales of each Fund offered as an underlying investment under the Contracts.

2. Duties of Distributor

a.  The Distributor will use reasonable efforts to ensure that its registered representatives deliver only the currently effective prospectuses of the Contracts and the Series to existing clients.

b.  The Distributor will use such efforts as it deems advisable, in its sole discretion, to provide information and marketing assistance to its registered representatives, including preparing and providing such registered representatives with advertising materials and sales literature, and other promotional or marketing materials. The Distributor will provide wholesaling and marketing services with respect to the Contracts.

c.  The Distributor will use reasonable efforts to ensure that any sales literature and advertising materials it disseminates with respect to the Contracts conforms with the requirements of all pertinent federal and state laws and rules and regulations thereunder.

d.  The Distributor will be responsible for filing sales literature and advertising materials, where necessary, used in connection with its marketing efforts for the Contracts with appropriate regulatory authorities, including FINRA.

e.  The Distributor will not distribute any prospectus, sales literature, advertising material or any other printed matter or material relating to the Contracts or the Series, if, to its knowledge, any of the foregoing contains any material misstatements or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

3. Duties of CCG

a.  CCG will conduct training of Insurance Company’s wholesalers regarding CRMC’s approach to investment management and specific Fund positioning and sales. Training will include initial hire training, periodic training in conjunction with sales meetings, and refresher training. From time to time, CCG will provide, at its expense, speakers and panelists at due diligence meetings regarding the Contracts.

b.  CCG will furnish to Insurance Company and/or the Distributor such information with respect to the Series in such form as Insurance Company and/or the Distributor may reasonably request. CCG will advise Insurance Company and/or the Distributor promptly upon becoming aware of:

(i)	the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceedings for that purpose;

(ii)	the institution of any proceeding, investigation or hearing involving the offer or sale of the Series of which it becomes aware; or

(iii)

the occurrence of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

4. Duties of CRMC

a.  CRMC agrees to allow Insurance Company to include in the Contracts certain Funds described in the Fund Participation Agreement. CRMC will cause the Series: (a) to make available for use in the Contracts the Funds in the Series, as described in the Fund Participation Agreement and (b) to adequately diversify the Funds of the Series, pursuant to the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder relating to the diversification requirements for variable annuity, endowment and life insurance contracts.

b.  CRMC will furnish to Insurance Company and/or the Distributor such information with respect to the Series in such form as Insurance Company and/or the Distributor may reasonably request. CRMC will advise Insurance Company and the Distributor promptly upon becoming aware of:

(i)	the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceedings for that purpose;

(ii)	the institution of any proceeding, investigation or hearing involving the offer or sale of the Series of which it becomes aware; or

(iii)

the occurrence of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

5. Joint Duties

a.  All the parties to this Agreement will cooperate in the development of advertising, sales literature and all other sales materials to be used by the Insurance Company or Distributor with respect to the Funds.

b.  The parties shall coordinate with each other in the filing with the SEC of amendments to the registration statements for the Contracts (if required by law) and for the Series, respectively.

c.  Each of the parties hereto agrees to comply with all laws applicable to it in the sale of Contracts. Insurance Company will permit CRMC or its representative to have reasonable access to Insurance Company’s personnel and records pertaining to this Agreement in order to facilitate the monitoring of the quality of the services performed by Insurance Company under this Agreement.

6. Expenses

a. Insurance Company and Distributor will bear their respective expenses under this Agreement, including:

(i)	the cost of providing service to Contract owners;

(ii)	the expenses and fees of registering or qualifying the Contracts and the Account under federal or state laws;

(iii)	any expenses incurred by Insurance Company employees in assisting CCG and/or CRMC in performing CCG’s and/or CRMC’s duties hereunder;

(iv)

the costs attributable to wholesaling efforts, advertising, and producing and distributing sales literature and prospectuses used by its registered representatives with prospective Contract owners; and

b.  CRMC and CCG shall bear their respective expenses under this Agreement, including costs associated with CCG training of Insurance Company’s wholesalers regarding CRMC’s approach to investment management and costs associated with speakers and panelists at due diligence meetings regarding the Contracts that CCG may from time to time organize.

7. Approval of Marketing Materials

a.  Insurance Company may, based on the SEC-mandated information supplied by CCG, prepare communications. In addition, Insurance Company may prepare such materials, based on performance information supplied by third party information providers (e.g., Lipper, Morningstar). Insurance Company shall provide copies of all such materials to CCG prior to their first use for its review and CCG shall have five (5) business days to approve or reject such material. It is understood that CCG shall be responsible for errors or omissions in, or the content of, such materials based upon information supplied by the Funds. Insurance Company shall be responsible for all other errors or omissions. Any such material will be deemed approved unless the reviewer CCG notifies Insurance Company of any required changes within five (5) business days of his/her receipt of the material. No review of communications produced by Insurance Company shall be necessary if all references contained in such materials regarding the Funds are identical to those references that appear in the Funds’ current prospectus(es) or statement(s) of additional information.

b.  Neither Insurance Company nor any person associated with Insurance Company shall make representations concerning a Fund, CRMC or its affiliates, except those contained in the current promotional literature produced by CCG, unless specifically approved in writing by CCG. Neither Insurance Company nor any person associated with Insurance Company shall make use of the names, logos or any likeness of the Funds, CRMC or its affiliates without the prior written consent of CCG.

c.  References to the Funds on Contractholder statements and on Insurance Company’s web site shall include the full name of the Fund and a reference to “American Funds Insurance Series.” By way of example, “American Funds Insurance Series – Growth Fund”. If field size prohibits the use of the full name of the Fund and a reference to “American Funds Insurance Series”, the Fund name may be abbreviated with the approval of CCG.

d.  Insurance Company shall have the right to approve all sales material that mentions Insurance Company’s and/or the Distributor’s name (the “Insurance Company Material”) prior to its use. CCG and/or CRMC shall send all Insurance Company Material to Insurance Company’s Director of Marketing Literature at the address listed in Section 11 of this Agreement (or such other person as Insurance Company may direct CCG and/or CRMC in writing) at the following address:

Insurance Company Material will be deemed approved unless the reviewer for Insurance Company notifies CCG and/or CRMC of any required changes within five (5) business days of his/her receipt of Insurance Company Material. No review of sales material produced by CCG and/or the Series shall be necessary if all references contained in such materials regarding Insurance Company and/or the Distributor are identical to those references that appear in Insurance Company’s current Contract prospectus(es) or statement(s) of additional information.

8. Representations and Warranties

a.	Insurance Company represents and warrants to CCG and CRMC that:

(i)	each of the recitals applicable to it and/or each Account is true and correct;

(ii)

Insurance Company is validly existing as a mutual life insurance company under the laws of Wisconsin, with power (corporate or other) to own its properties and conduct its business, as described in the prospectus for the Contracts, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

(iii)

the Contracts to be issued through the Account have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the prospectus (if a prospectus is required by law) and in the Contracts, will be duly and validly issued, and will conform to the description of the Contracts contained in the prospectuses (if a prospectus is required by law);

(iv)

the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Insurance Company is a party or by which Insurance Company is bound, Insurance Company’s charter as a life insurance company or By-Laws or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Insurance Company or any of their properties; and no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained by the Effective Date of this Agreement is required for the consummation by Insurance Company of the transactions contemplated by this Agreement, except for the SEC’s approval of the registration statement referred to in Section 1.f. hereof;

(v)

there are no material legal or governmental proceedings pending to which Insurance Company or the Account is a party or of which any property of Insurance Company or the Account is subject, other than as set forth in the prospectus relating to the Contracts or in the Insurance Company’s Annual Statement available at https://www.northwesternmutual.com/investor-relations/ (Insurance Company to notify CCG or CRMC in the event of a change to the URL location where the Annual Statement is available), and other than litigation incidental to the kind of business conducted by Insurance Company which, if determined adversely to Insurance Company, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Insurance Company;

(vi)

any information furnished in writing by Insurance Company to CCG or CRMC for use in the registration statement or annual report of the Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Series’ registration statement’s failing to materially conform in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder; and

(vii)	Insurance Company will materially comply with all applicable requirements of state insurance laws and regulations in connection with the Contracts.

b.	The Distributor represents and warrants to CCG and CRMC that:

(i)	each of the recitals applicable to it is true and correct;

(ii)

The Distributor is validly existing as a corporation under the laws of the State of Wisconsin, and it is a broker-dealer duly registered with the SEC pursuant to the 1934 Act and is a member in good standing of FINRA, with power (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

(iii)

there are no material legal or governmental proceedings pending to which the Distributor is a party or of which any property of the Distributor is subject, other than as set forth in the prospectus relating to the Contracts, and other than litigation incidental to the kind of business conducted by the Distributor which, if determined adversely to the Distributor, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of the Distributor;

(iv)

any information furnished in writing by the Distributor to CCG or CRMC for use in the registration statement or annual report of the Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the registration statement’s failing to conform materially in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder;

(v)

any exchanges or replacements of existing variable insurance policies and contracts with the Contracts will be effected in compliance with all applicable federal and state securities rules and regulations;

(vi)	the Distributor will comply with all applicable requirements of state insurance laws and regulations in connection with the sale of the Contracts; and

(vii)

the Distributor will not pay commissions to persons who, to the best of the Distributor’s knowledge, are not appropriately licensed in a manner as to comply with applicable state insurance laws and regulations.

c.	CCG and CRMC represent and warrant to Insurance Company and the Distributor that:

(i)	each of the recitals applicable to it, them, and/or the Series is true and correct;

(ii)

CCG is validly existing as a corporation under the laws of the State of California and it is a broker-dealer duly registered with the SEC pursuant to the 1934 Act and is a member in good standing of FINRA, with power (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

(iii)

CRMC is validly existing as a corporation under the laws of the State of Delaware and it is an investment adviser duly registered with the SEC pursuant to the Investment Advisers Act of 1940, with power (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

(iv)	the shares to be issued by the Series have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Series prospectus, will be duly and validly issued, and will conform to the description of such shares contained in that prospectus;

(v)

the performance of duties under this Agreement by CCG and CRMC will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which CCG or CRMC is a party or by which CCG or CRMC is bound, the Articles of Incorporation or By-Laws of CCG or CRMC, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over CCG or CRMC or its property;

(vi)

there are no material legal or governmental proceedings pending to which CCG or CRMC is a party or of which any property of CCG or CRMC is subject, other than as set forth in the prospectus relating to the Series, and other than litigation incidental to the kind of business conducted by CCG or CRMC which, if determined adversely to CCG or CRMC, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of CCG or CRMC;

(vii)

any information furnished in writing by CCG or CRMC to Insurance Company or the Distributor for use in a registration statement (if required by law) of the Contracts will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the registration statement’s failing to materially conform in all respects to the requirements of the 1933 Act and the rules and regulations thereunder; and

(viii)	CCG will comply with all applicable requirements of state broker-dealer regulations and the 1934 Act as each applies to CCG and shall conduct its affairs in accordance with the rules of FINRA.

9. Indemnification

a. Insurance Company and Distributor, as applicable, shall indemnify and hold harmless CCG, CRMC, the Series, the Funds and each of their affiliates, directors, officers, employees and agents and each person who controls them within the meaning of the 1933 Act (each a “Fund Indemnified Party” and collectively, the “Fund Indemnified Parties”), from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees (“Losses”), they may incur, insofar as such Losses arise out of or are based upon (i) Insurance Company’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) Insurance Company or Distributor’s violation of any Applicable Law (as defined in the Fund Participation Agreement) in connection with the performance of its duties and obligations under this Agreement, and (iii) any breach by Insurance Company or Distributor of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement. Insurance Company and Distributor shall also reimburse CCG, CRMC, the Series, the Funds and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which Insurance Company or Distributor may otherwise have to CCG, CRMC, the Series, the Funds or their respective affiliates.

Insurance Company and Distributor shall not be liable under this indemnification provision with respect to any Losses incurred or assessed against a Fund Indemnified Party arising out of such Fund Indemnified Party’s negligence, willful misconduct or bad faith in the performance of such Fund Indemnified Party’s duties or by reason of such Fund Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Funds, whichever is applicable.

b.  CCG and CRMC, as applicable, shall indemnify and hold harmless, Insurance Company, Distributor and each of their directors, officers, employees and agents and each person who controls them within the meaning of the 1933 Act (each an “Insurance Company and Distributor Indemnified Party” and collectively, the “Insurance Company and Distributor Indemnified Parties”), from and against any and all Losses they may incur, insofar as such Losses arise out of or are based upon (i) CCG’s or CRMC’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) CCG’s or CRMC’s violation of Applicable Law in connection with the performance of its duties and obligations under this Agreement, and (iii) any breach by CCG or CRMC of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by CCG or CRMC. CCG and CRMC, as applicable, shall also reimburse Insurance Company and Distributor for any legal or other expenses reasonably incurred in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which CCG or CRMC may otherwise have to Insurance Company or Distributor.

CCG and CRMC shall not be liable under this indemnification provision with respect to any Losses incurred or assessed against an Insurance Company and Distributor Indemnified Party arising out of such Insurance Company and Distributor Indemnified Party’s negligence, willful misconduct or bad faith in the performance of such Insurance Company and Distributor Indemnified Party’s duties or by reason of such Insurance Company and Distributor Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Accounts, whichever is applicable.

c.  Promptly after receipt by a party entitled to indemnification under this paragraph 9 (an “Indemnified Party”) of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 9, notify the indemnifying party of the commencement thereof. The indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action and the appointment of satisfactory counsel, Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this paragraph for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not, without the prior written consent of the Indemnified Party, settle or compromise the liability of the Indemnified Party; provided, however, that in the event that the Indemnified Party fails to provide its written consent, the indemnifying party shall thereafter be liable to provide indemnification only to the extent of the amount for which the action could otherwise have been settled or compromised.

10. Termination

a.	This Agreement may be terminated:

(i)	by mutual agreement at any time; or

(ii)	by any party at any time upon ninety (90) days’ written notice to the other parties; or

(iii)	upon termination of the Fund Participation and Service Agreement

(iv)

at Insurance Company’s option by written notice to CCG and/or CRMC if Insurance Company shall determine in its sole judgment exercised in good faith, that either CCG or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

(v)

at CCG or CRMC’s option by written notice to Insurance Company if CCG or CRMC shall determine in its sole judgment exercised in good faith, that Insurance Company or Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

b.   If this Agreement terminates, the parties shall cooperate after termination to effect an orderly windup of the business.

11. Notices

All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation of receipt); (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; (c) electronic mail submission (including PDF) or (d) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Insurance Company or Distributor:

The Northwestern Mutual Life Insurance Company

720 E. Wisconsin Avenue

Milwaukee, WI 53202

Attention: Kenyon Klaisner

with a copy to:

The Northwestern Mutual Life Insurance Company

720 E. Wisconsin Avenue

Milwaukee, WI 53202

Attention: Law Department

If to CCG, Transfer Agent, CRMC or to the Series:

Michael Triessl

Capital Research and Management

Company 333 South Hope Street

55th Floor

Los Angeles, CA 90071

email: Michael_Triessl@capgroup.com

with a copy to:

Melissa Buccilli

Capital Client Group, Inc.

399 Park Avenue

34th Floor

New York, NY 10022

email: Melissa.Buccilli@capgroup.com

And:

American Funds Service Company

Attn: Contract Administration

3500 Wiseman Blvd.

San Antonio, TX 78251-4321

email:contract_admin@capitalgroup.com

or to such other address or person as may be specified in a written notice given to the other parties. The date of service of any notice shall be the date it is received by the recipient. Insurance Company, CCG, CRMC agree notice updates under this Agreement can be given in the manner above without an amendment to the Agreement.

12. Miscellaneous

a.   This Agreement shall be governed by the laws of the State of New York.

b.   This Agreement (together with the Fund Participation and Service Agreement) contains the entire understanding and agreement among the parties with respect to the subject matter of this Agreement and supersedes any and all prior agreements, understandings, documents, projections, financial data, statements, representations and warranties, oral or written, express or implied, between the parties hereto and their respective affiliates, representatives and agents in respect of the subject matter hereof. This Agreement may not be amended except by written agreement of the parties. If there should be any conflict between the terms of this Agreement and those of the Fund Participation Agreement, the terms of the Fund Participation Agreement shall govern.

c.  This Agreement shall extend to and be binding upon the Insurance Company, the Distributor, CCG and CRMC and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, remedy or claim in respect of this Agreement or any provision herein contained. Neither this Agreement nor any rights, privileges, duties or obligations of the parties hereto may be assigned by any party without the prior written consent of the other parties or as expressly contemplated by this Agreement; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

d.  The provisions of this Agreement are severable. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

e.  No waiver of any provision of this Agreement will be binding unless in writing and executed by the party granting such waiver. Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agreement. In addition, any such waiver shall constitute a present waiver of such provision and shall not constitute a permanent future waiver of such provision.

f.  Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and among Insurance Company, Distributor, CCG, CRMC and the Funds.

g.  This Agreement and any amendment to it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement. Neither this Agreement nor any amendment shall become effective until all counterparts have been fully executed and delivered. Each party (a) agrees to permit the use, from time to time and where appropriate, of telecopied signatures and signatures sent via electronic mail in PDF format (or other format acceptable to the parties), for the execution of this Agreement, or any amendments hereto, and in order to expedite the transactions contemplated by this Agreement, (b) intends to be bound by its telecopied signature and its signature sent via electronic mail, (c) is aware that the other party will rely on its telecopied signature and on its signature sent via electronic mail, and (d) acknowledges such reliance and waives any defenses to the enforcement of this Agreement, including any amendments, and any documents effecting the transactions contemplated by this Agreement based on the fact that a signature was sent by telecopy or via electronic mail.

h.  The provisions contained in Sections 9, 10 and 12 shall survive the termination of this Agreement for so long as any of the Series shares remain as investment options in any of the Contracts.

i.  Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

j.   In the event of a dispute between the parties with respect to this Agreement, and in the event the parties are unable to resolve the dispute between them, such dispute shall be settled by arbitration; one arbitrator to be named by each party to the disagreement and a third arbitrator to be selected by the two arbitrators named by the parties. The decision of a majority of the arbitrators shall be final and binding on all parties to the arbitration. The expenses of such arbitration shall be paid by the non-prevailing party.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (on behalf of itself and each Account)

By:	/s/ Rosanne Kropp
Rosanne Kropp
Its:	Vice President

NORTHWESTERN MUTUAL INVESTMENT SERVICES, LLC

By:	/s/ Laila M. Valters
Laila Valters
Its:	President

CAPITAL CLIENT GROUP, INC.

By:	/s/ Tim McHale
Tim McHale
Its:	Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:	/s/ Tim McHale
Tim McHale
Its:	Senior Vice President & Senior Counsel